Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Lisa Gould, Investor Relations
617.779.7892
lgould@amicas.com
AMICAS REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR
ENDED DECEMBER 31, 2007
Positive cash flow from operations achieved for Q4 and the year
Boston, MA, February 28, 2008 /PRNewswire/ — AMICAS, Inc. (NASDAQ: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the fourth quarter and year ended December 31, 2007.
Q4 Financial Highlights
Revenue: Total revenues for the fourth quarter of 2007 were $11.7 million compared to $11.4 million for the fourth quarter of 2006.
Operating Income/Loss: Operating loss for the fourth quarter of 2007 was $1.9 million compared to operating loss of $2.1 million for the fourth quarter of 2006.
Net Income/Loss: The Company’s net loss from continuing operations for the fourth quarter of 2007 was $902,000 or $(0.02) per share, compared to net loss from continuing operations of $1.1 million or $(0.03) per share, for the fourth quarter of 2006.
In the fourth quarter of 2007, both operating loss and net loss from continuing operations included a $0.3 million charge related to the elimination of the chief operating officer position, $0.3 million of non-cash stock-based compensation expense, and $0.8 million of depreciation and amortization. In the fourth quarter of 2006, operating loss and net loss from continuing operations included $0.4 million of non-cash stock-based compensation expense and $0.8 million for depreciation and amortization.
Cash and Cash Flow: AMICAS ended the fourth quarter of 2007 with a cash, cash equivalents, and marketable securities balance of $75.6 million, no long-term debt, and working capital of $69.5 million.
Fiscal Year Financial Highlights
Revenue: Total revenues for the year ended December 31, 2007, were $49.9 million compared to $49.4 million for the year ended December 31, 2006.
Operating Income/Loss: Operating loss for the year ended December 31, 2007, was $4.5 million compared to an operating loss of $4.9 million for the year ended December 31, 2006.
Net Income/Loss: The Company’s net loss from continuing operations for the year ended December 31, 2007, was $862,000, or $(0.02) per share, compared to a net loss from continuing operations of $1.3 million, or $(0.03) per share, for the year ended December 31, 2006.
For the year ended December 31, 2007, both operating loss and net loss from continuing operations included $1.9 million of stock-based compensation expense and $3.1 million of depreciation and amortization. For the year ended December 31, 2006, both operating loss and net loss from continuing operations included $0.5 million of non-recurring charges, $1.8 million of stock-based compensation expense, and $3.2 million of depreciation and amortization.
Cash Flow: For the year ended December 31, 2007, net cash provided by operations was $7.0 million as compared to net cash provided by operations of $3.6 million for the year ended December 31, 2006.

Stock Repurchase: During the fourth quarter of 2007, the Board of Directors directed the Company to initiate a $25.0 million stock repurchase plan. The Company repurchased approximately 301,000 shares of its common stock for approximately $0.8 million in the last quarter of 2007. Under a previously authorized stock repurchase plan, during 2006, the Company repurchased 4.5 million shares of its common stock for approximately $15.0 million, the total amount authorized by the AMICAS Board of Directors under the prior plan.
Business Perspective
Dr. Stephen Kahane, president, chief executive officer, and chairman of AMICAS, said, “Despite the challenges many companies have felt in this marketplace, AMICAS was able to grow bookings over 20 percent and enter into several very significant new customer partnerships in 2007. Several of the country’s largest radiology groups made decisions to use AMICAS products as the basis for their automation infrastructure going forward. Also, one of the largest imaging center enterprises in the country, MedQuest Associates, made the strategic decision to use AMICAS technology as their standard platform for image and information management. In the fourth quarter of 2007, AMICAS was able to sign several very sophisticated and informed imaging service providers. We will work hard to help these new partners succeed and to make sure others follow in their footsteps. It is noteworthy that, despite obstacles such as the Deficit Reduction Act (DRA) and other reimbursement pressures, these groups made the decision to take their automation support to the next level with industry leading offerings from AMICAS.”
Dr. Kahane went on to say, “While continuing to invest over 21 percent of our revenues in R&D costs and product enhancement purchases, AMICAS generated positive operating cash flow and ended the year with a strong cash and marketable securities balance, a strong recurring revenue base, and no debt. Everyone at AMICAS worked very hard to improve our operations and to help our customers and partners achieve their goals through the use of our innovative products and services. We believe that AMICAS is entering 2008 in a strong and very competitive position.”
“As we have said before, AMICAS remains committed to becoming the leading independent image and information management solutions provider in the healthcare industry. Now more than ever, we believe that our innovative end-to-end suite of products, our strong and experienced team of professionals, and our dedicated focus on image and information management will help our customers and partners by empowering them to grow, differentiate, and efficiently run their practices and businesses in 2008 and beyond.”
Dr. Kahane added, “AMICAS has entered 2008 energized, focused, and ready to work relentlessly to reach our goals and objectives and to become the leading independent vendor of choice in the image and information management marketplace.”
Looking Forward
AMICAS expects 2008 revenues to be between $52 million and $54 million, with pro-forma EBITDA expected to be between $1.0 million and $1.5 million, which is consistent with a net loss of approximately ($0.02) per share. EBITDA, a non-GAAP financial measure, refers to Net Income, adjusted for Amortization, Depreciation, Interest, and Stock Compensation expense.
A reconciliation of Net Income determined under GAAP to EBITDA is included below. Management believes that its EBITDA measurement, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP.

Combining a market where imaging businesses continue to embrace automation as part of the response to the DRA with the combination of new product introductions already in progress, AMICAS expects 2008 bookings growth of between 10 to 20 percent. Bookings are defined as contractual commitments from customers for licenses, services, hardware, and maintenance/support.
Conference Call
AMICAS will host a conference call on Friday, February 29, at 8:30 a.m. Eastern Time to discuss the Company’s 2007 fourth fiscal quarter and year end results. Investors and other interested parties may dial in to the call using the toll free number 1-800-894-5910. (conference ID: 7AMICAS). The conference call will also be available via Webcast at www.amicas.com. Following the conclusion of the call, a replay will be available at 1-800-688-7339 or 402-220-1347 until March 28, 2008.
AMICAS, Vision Series, Vision Reach, RadStream and AMICAS Insight are trademarks or registered trademarks of AMICAS, Inc.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS® Vision Series™ products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided with a fully integrated, hospital information system-independent PACS that features advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight™ Solutions, a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.
Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules and regulations; and other risks affecting AMICAS’ businesses generally and as set forth in AMICAS’ most recent filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the period ended, December 31, 2007 contained in this press release are subject to review by the Company’s independent registered public accounting firm.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$8,536	$7,331
Marketable debt securities	67,071	64,436
Accounts receivable, net of allowances of $231 and $1,050, respectively	10,483	11,387
Prepaid expenses and other current assets	3,600	4,729

Total current assets	89,690	87,883

Property and equipment, less accumulated depreciation and amortization of $6,848 and $6,155, respectively	1,186	1,369
Goodwill	27,313	27,313
Acquired/developed software, less accumulated amortization of $7,992 and $6,035, respectively	8,008	7,665
Other intangible assets, less accumulated amortization of $1,742 and $1,316, respectively	1,658	2,084
Other assets	586	557

Total Assets	$128,441	$126,871

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$9,820	$8,052
Deferred revenue, including unearned discounts of $0 and $336, respectively	10,375	10,867

Total current liabilities	20,195	18,919

Other liabilities, primarily unearned discounts re: outsourced printing services	—	397

Commitments and contingencies

Stockholders’ equity:
Preferred stock $.001 par value; 2,000,000 shares authorized; none issued	—	—
Common stock $.001 par value, 200,000,000 shares authorized, 51,296,823 and 51,066,966 issued, respectively	51	51
Additional paid-in capital	229,056	226,764
Accumulated other comprehensive income	60	(4)
Accumulated deficit	(98,478)	(97,616)
Treasury stock, at cost, 6,824,192 and 6,523,392 shares	(22,443)	(21,640)

Total stockholders’ equity	108,246	107,555

Total Liabilities and Stockholders’ Equity	$128,441	$126,871

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues
Maintenance and services	$9,645	$8,991	$38,175	$36,258
Software licenses and system sales	2,007	2,453	11,713	13,179

Total revenues	11,652	11,444	49,888	49,437

Costs and expenses
Cost of revenues:
Maintenance and services (a)	4,134	3,898	16,469	15,003
Software licenses and system sales, including amortization of software costs of $489, $489, $1,957 and $1,958, respectively	1,326	1,424	6,486	7,644
Selling, general and administrative (b)	5,662	5,866	21,809	21,770
Research and development (c)	2,115	2,075	8,527	8,705
Depreciation and amortization	284	294	1,120	1,238

	13,521	13,557	54,411	54,360

Operating loss	(1,869)	(2,113)	(4,523)	(4,923)
Interest income	991	988	3,870	3,753

Loss from continuing operations, before income taxes	(878)	(1,125)	(653)	(1,170)
Provision for income taxes	24	21	209	84

Loss from continuing operations	(902)	(1,146)	(862)	(1,254)
Gain on sale of discontinued operations, net of taxes of $230	—	—	—	230

Net loss	$(902)	$(1,146)	$(862)	$(1,024)

Loss per share
Basic:
Continuing operations	$(0.02)	$(0.03)	$(0.02)	$(0.03)
Discontinued operations	0.00	0.00	0.00	0.00

	$(0.02)	$(0.03)	$(0.02)	$(0.03)

Diluted:
Continuing operations	$(0.02)	$(0.03)	$(0.02)	$(0.03)
Discontinued operations	0.00	0.00	0.00	0.00

	$(0.02)	$(0.03)	$(0.02)	$(0.03)

Weighted average number of shares outstanding:
Basic	44,746	45,135	44,657	46,499
Diluted	44,746	45,135	44,657	46,499

(a)	– includes $30,000, $107,000, $17,000 and $54,000 in stock-based compensation expense for the three and twelve months ended December 31, 2007 and December 31, 2006, respectively.

(b)	– includes $0.2 million, $1.5 million, $0.3 million and $1.5 million in stock-based compensation expense for the three and twelve months ended December 31, 2007 and December 31, 2006, respectively

(c)	– includes $67,000, $267,000, $55,000 and $196,000 in stock-based compensation expense for the three and twelve months ended December 31, 2007 and December 31, 2006, respectively.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2007	2006

Operating activities
Loss from continuing operations	$(862)	$(1,254)
Gain from discontinued operations	—	230

Net loss	(862)	(1,024)

Adjustments to reconcile net income (loss) to cash used in operating activities:
Gain from the sale of discontinued operations	—	(230)
Depreciation and amortization	1,119	1,238
Provisions for bad debts, returns and discounts	185	746
Gain on sale of fixed assets	—	(6)
Amortization of software development costs	1,957	1,958
Non-cash stock compensation expense	1,878	1,763
Changes in operating assets and liabilities:
Accounts receivable	719	3,184
Prepaid expenses and other	1,100	(2,558)
Accounts payable and accrued expenses	1,768	(3,549)
Deferred revenue including unearned discount	(889)	2,043

Cash provided by (used in) operating activities	6,975	3,565

Investing activities
Proceeds from sale of assets	—	6
Purchases of property and equipment	(510)	(921)
Purchases of software	(2,300)	—
Purchases of held-to-maturity securities	(94,898)	(49,094)
Maturities of held-to-maturity securities	100,263	22,762
Purchases of available-for-sale securities	(45,275)	(48,405)
Sales of available-for-sale securities	37,340	10,297

Cash (used in) provided by investing activities	(5,380)	(65,355)

Financing activities
Repurchase of common stock	(803)	(15,168)
Exercise of stock options and warrants	413	1,632
Tax benefit from change in valuation allow related to stock option exercises	—	443

Cash (used in) provided by financing activities	(390)	(13,093)

Increase (decrease) in cash and cash equivalents	1,205	(74,883)
Cash and cash equivalents at beginning of year	7,331	82,214

Cash and cash equivalents at end of year	$8,536	$7,331

Supplemental disclosure of cash paid during the period for:
Income taxes, net of refunds	$91	$2,425

Non-cash investing activities:
Unrealized gain (loss) on available-for-sale securities	$64	$(4)

	2008 Projected
	Lower	Upper
Reconciliation of projected net loss to projected EBITDA	Range	Range
Projected net loss	$(1,350)	$(850)
Interest income	3,000	3,000

Operating loss	(4,350)	(3,850)
Non-cash stock compensation expense	1,816	1,816
Depreciation and amortization	1,286	1,286
Amortization of software development costs	2,286	2,286

Projected EBITDA	1,037	1,537